Exhibit 10.4.2

CHART INDUSTRIES, INC.

2009 OMNIBUS EQUITY PLAN

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is entered into as of this          day of                     , 20     (the “Grant Date”), between Chart Industries, Inc., a Delaware corporation (the “Company”), and                                          (the “Participant”).

WITNESSETH:

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) administers the Chart Industries, Inc. 2009 Omnibus Equity Plan (the “Plan”); and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant restricted shares to the Participant upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the Company and the Participant agree as follows:

1. Interpretation. Unless otherwise specified in this Agreement, capitalized terms shall have the meanings attributed to them under the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern.

2. Grant of the Award. As of the Grant Date, the Company grants to the Participant, under the terms and conditions of this Agreement, an award (the “Award”) of                                          (            ) Restricted Shares, which will vest over a period of time in accordance with Section 3(c) (the “Restricted Stock”), subject to adjustment as set forth in Section 22 of the Agreement.

3. Terms of the Award.

(a)	Book Entry or Escrow of Shares. In accordance with Section 15.3 of the Plan, in lieu of issuance of stock certificates evidencing Shares, the Company or its transfer agent may use a “book entry” system to evidence the issuance of the Restricted Stock with notations regarding the applicable restrictions on transfer imposed under this Agreement, subject to removal of the restrictions or forfeiture pursuant to the terms of this Agreement. However, if the Company chooses to issue certificates, then, in accordance with Section 8.2(c) of the Plan, a certificate representing the Restricted Stock subject to the Award shall be issued in the name of the Participant and shall be escrowed with the Company or its designee (the “Escrow Agent”) subject to removal of the restrictions or forfeiture pursuant to the terms of this Agreement.

(b)

Restrictions. The Restricted Stock (including any Shares issued as the result of the investment of dividends attributable to the Restricted Stock) may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by beneficiary designation pursuant to this Agreement or the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable. No permitted transfer of the Restricted Stock shall be effective to bind the Company unless the Committee is furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Plan and this Agreement.

(c)	Vesting.

(i)	Service-Based. Subject to the Participant’s continued Employment with the Company or its Affiliates as of such dates (except as otherwise provided herein with respect to death, Disability, Retirement with Committee approval or Change in Control), the Restricted Stock, together with any Shares issued as a result of the investment of dividends attributable to the Restricted Stock pursuant to Section 3(f), shall Vest with respect to thirty-three and one-third percent (33 1/3%) of the Shares covered by the Award on each of the first, second, and third anniversaries of the Grant Date.

(ii)	Change in Control. In the event of a Change in Control of the Company, subject to the Participant’s continuous Employment from the Grant Date through the date of the Change in Control, the Restricted Stock, together with any Shares issued as a result of the investment of dividends attributable to the Restricted Stock pursuant to Section 3(f), shall, to the extent not then Vested and not previously forfeited or canceled, immediately become fully Vested as of the date of the Change in Control.

(iii)	Termination of Employment

(1)	General Rule. If the Participant’s Employment with the Company and its Affiliates is terminated for any reason other than those reasons specifically addressed in Section 3(c)(iii)(2), and except as otherwise provided in Section 3(c)(ii), the Unvested Portion of the Award shall be canceled and the Participant and anyone claiming through him shall have no further rights with respect thereto.

(2)

Death or Disability or Retirement with Committee’s Approval. If the Participant’s Employment with the Company and its Affiliates terminates as a result of death or Disability or as the result of the Participant’s Retirement with the Committee’s approval, the Restricted Stock, together with any Shares issued as a result of the investment of dividends attributable to the Restricted Stock pursuant to Section 3(f), shall, to the extent not then Vested and not previously canceled, immediately become fully

Vested as of the date of the death or Disability or Retirement with Committee approval.

(iv)	Special Terms for this Agreement.

(A)	At any time, the portion of the Award which is then not Vested (including Shares attributable to dividends) is referred to as the “Unvested Portion.”

(B)	“Disability” means, with respect to the Participant, a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months which: (i) renders the Participant unable to engage in substantial gainful activity or (ii) results in the Participant receiving income replacement benefits for at least three months under an accident and health plan sponsored by the Participant’s employer.

(C)	“Retirement” or variations thereof means, with respect to the Participant, a voluntary termination of Employment with the Company, its Subsidiaries and its Affiliates, under circumstances indicative of retirement in the sole discretion of the Committee, after attaining age 60 and completing 10 years of service with such entities.

(d)

Vested Shares - Removal of Restrictions; Payment. Upon Restricted Stock becoming Vested pursuant to Section 3(c), the Company shall, within fifteen (15) business days thereof, cause all restrictions hereunder to be removed from the book entry accounts evidencing the Vested Shares or the certificates representing such Vested Shares and, to the extent the Vested Shares are represented by certificates, shall cause certificates representing such Shares, together with certificates representing any Shares issued as a result of the investment of dividends attributable to such Shares pursuant to Section 3(f), free and clear of all restrictions (but subject to any applicable securities law restrictions or other restrictions imposed upon Shares generally), to be delivered to the Participant or the appropriate person or persons determined under Section 4 below, as the Committee deems appropriate. In lieu of certificated Shares, such Shares may be in book entry form as provided in Section 15.3 of the Plan. Notwithstanding anything in the Agreement to the contrary, the Company will be under no obligation to issue fractional Shares. Further, upon Vesting of the Restricted Stock (or portion thereof), the Participant acknowledges and agrees that any fractional Shares will be taxable and will be the Participant’s property, but will remain held by the Company until the accumulation of a full Share, at which point the Company shall, within fifteen (15) business days, cause a certificate representing such Share to be delivered to the Participant or the appropriate person or persons determined under Section 4 below, as the Committee deems appropriate; provided, however, that, upon the full, complete and final Vesting of all of the Shares underlying the Restricted Stock in this Agreement, any fractional Share remaining shall be eliminated and cancelled.

(e)	Forfeiture. If the Committee determines in its sole and exclusive discretion that the Participant’s Employment with the Company and its Affiliates terminated for any reason other than death or Disability or Retirement with the approval of the Committee prior to any portion of the Restricted Stock becoming Vested, then the Unvested Portion as of the date of the Participant’s termination of Employment with the Company and its Affiliates, and any Shares issued as a result of the investment of dividends attributable to that Restricted Stock pursuant to Section 3(f), shall be absolutely forfeited, and the Participant and all persons who might claim through him will have no further interests under this Agreement of any kind whatsoever.

(f)	Voting Rights and Dividends. The Participant shall have all of the voting rights attributable to the Restricted Stock issued pursuant to this Agreement. Cash dividends declared and paid by the Company with respect to the Restricted Stock shall not be paid to the Participant. Rather, those cash dividends shall be paid in such number of Shares having an equivalent aggregate value (determined by dividing the aggregate cash dividends by the Fair Market Value per Share on the dividend payment date) which shall be subject to the forfeiture, vesting and transferability provisions of Section 3. Any dividends paid in Shares will also be subject to the forfeiture, vesting and transferability provisions of Section 3. By executing this Agreement, the Participant irrevocably consents to, if applicable: (i) the Company’s withholding of the payment of those dividends; and (ii) the payment, as described above, of those dividends in Shares issued in the name of the Participant and held in a restricted “book entry” account, in accordance with Section 15.3 of the Plan or, if certificated, held in escrow by the Escrow Agent, subject to removal of the restrictions or forfeiture pursuant to the terms of this Agreement.

4. Designation of Beneficiary. By properly executing and delivering a Designation of Beneficiary Form to the Company, the Participant may designate an individual or individuals as his or her beneficiary or beneficiaries with respect to his or her interest under the Plan. If the Participant fails to properly designate a beneficiary, his or her interests under this Agreement will pass to the person or persons in the first of the following classes (who shall be deemed a beneficiary or beneficiaries) in which there are any survivors: (i) spouse at the time of death; (ii) issue, per stirpes; (iii) parents; and (iv) the estate. Except as the Company may determine in its sole and exclusive discretion, a properly completed Designation of Beneficiary Form shall be deemed to revoke all prior designations upon its receipt and approval by the designated representative of the Company.

5. Non-Transferability of Shares; Legends. The Shares may not be sold, transferred or otherwise disposed of unless a registration statement under the Securities Act of 1933, as amended, with respect to the Shares has become effective or unless the Participant establishes to the satisfaction of the Company that an exemption from such registration is available. The Shares will bear a legend stating the substance of such restrictions, as well as any other restrictions the Committee deems necessary or appropriate, including the legend set forth in Section 6 below. In addition, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or this Agreement.

6. Legend. In accordance with Section 15.3 of the Plan, the Company intends to use a “book entry” system to evidence the issuance of the Retricted Stock. However, if certificates are issued for the Restricted Stock in lieu of the book entry system, the certificates representing the Shares which are the subject of the Award, and any Shares issued as a result of the investment of dividends attributed to those Shares, shall contain the following or a substantially similar legend:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE RESTRICTED COMMON SHARES REPRESENTED BY IT ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING CONDITIONS OF FORFEITURE) CONTAINED IN THE CHART INDUSTRIES, INC. 2009 OMNIBUS EQUITY PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY. A COPY OF THIS PLAN AND AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY.”

The Participant agrees and understands that any book entries or book entry accounts evidencing the Restricted Stock will also be subject to restrictions in accordance with, and contain a notation regarding, the foregoing legend.

7. Stock Powers; Disposition of Forfeiture Shares. If certificates are issued for the Restricted Stock in lieu of the book entry system, the Participant hereby agrees to execute and deliver to the Escrow Agent prior to any vesting a stock power or powers (endorsed in blank), in substantially the form attached as Exhibit A, or similar instrument covering the Restricted Stock and any Shares or other securities issued as a result of the investment of dividends attributable to the Restricted Stock. The Participant authorizes the Company, its transfer agent and the Escrow Agent to deliver to the Company treasury, or to any other person or account designated by the Company, any and all Shares that are forfeited under the provisions of this Agreement.

8. Plan Administration. The Plan is administered by the Committee, which has sole and exclusive power and discretion to interpret, administer, implement and construe the Plan and this Agreement. All elections, notices and correspondence relating to the Plan should be directed to the Secretary at:

Chart Industries, Inc.

One Infinity Corporate Centre, Suite 300

Garfield Heights, OH 44125

Attn.: Secretary

9. Notices. Any notice relating to this Agreement intended for the Participant will be sent to the address appearing in the personnel records of the Company, its Affiliate or its Subsidiary. Either party may designate a different address in writing to the other. Any notice shall be deemed effective upon receipt by the addressee.

10. Successors and Legal Representatives. This Agreement will bind and inure to the benefit of the Company and the Participant and their respective heirs, beneficiaries, executors, administrators, estates, successors, assigns and legal representatives.

11. Withholding. Prior to the payment of an Award, if required by law, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any Federal, state, local and other taxes associated with the Award. The Committee may, in its discretion and subject to such further rules as the Committee may adopt, permit a Participant to pay any or all taxes associated with the Award in cash, by the transfer to the Company of Shares that have been held by the Participant for such period as the Committee may designate, by the surrender of all or part of an Award, or by a combination of these methods. If Shares are used to satisfy withholding tax obligations, such Shares shall be valued based on the Fair Market Value thereof as of the date when the withholding for taxes is required to be made.

12. Integration. This Agreement, together with the Plan, constitutes the entire agreement between the Participant and the Company with respect to the subject matter hereof and may not be modified, amended, renewed or terminated, nor may any term, condition or breach of any term or condition be waived, except pursuant to the terms of the Plan or by a writing signed by the person or persons sought to be bound by such modification, amendment, renewal, termination or waiver. Any waiver of any term, condition or breach thereof will not be deemed a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.

13. Separability. In the event of the invalidity of any part or provision of this Agreement, such invalidity will not affect the enforceability of any other part or provision of this Agreement.

14. Incapacity. If the Committee determines that the Participant is incompetent by reason of physical or mental disability or a person incapable of handling his or her property, the Committee may deal directly with, or direct any issuance or transfer of Shares to, the guardian, legal representative or person having the care and custody of the incompetent or incapable person. The Committee may require proof of incompetence, incapacity or guardianship, as it may deem appropriate before making any issuance or transfer. In the event of an issuance or transfer of Shares, the Committee will have no obligation thereafter to monitor or follow the application of the Shares issued or transferred. Issuances or transfers made pursuant to this paragraph shall completely discharge the Company’s obligations under this Agreement.

15. No Further Liability. The liability of the Company, its Affiliates, its Subsidiaries and the Committee under this Agreement is limited to the obligations set forth herein and no terms or provisions of this Agreement shall be construed to impose any liability on the Company, its Affiliates, its Subsidiaries or the Committee in favor of any person or entity with respect to any loss, cost, tax or expense which the person or entity may incur in connection with or arising from any transaction related to this Agreement.

16. Section Headings. The section headings of this Agreement are for convenience and reference only and are not intended to define, extend or limit the contents of the sections.

17. No Right to Continued Employment. Nothing in this Agreement will be construed to confer upon the Participant the right to continue in the Employment of the Company, its Subsidiaries or its Affiliates, or to be employed or serve in any particular position therewith, or affect any right the Company, its Subsidiaries or its Affiliates may have to terminate the Participant’s Employment or service with or without cause.

18. Governing Law. This Agreement will be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

19. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

20. Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the Participant hereunder without the written consent of the Participant.

21. Section 409A of the Code. It is intended that this Agreement and the compensation and benefits hereunder meet the requirements for exemption from Section 409A of the Code set forth in Treas. Reg. Section 1.409A-1(b)(6), as well as any other such applicable exemption, and this Agreement shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Agreement or any related document as it deems necessary or desirable to more fully address issues in connection with exemption from (or compliance with) Section 409A of the Code and other laws. In no event, however, shall this section or any other provisions of this Agreement be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Agreement. Except as may be provided in another agreement to which the Company is bound, the Company and its Affiliates shall have no responsibility for tax or legal consequences to the Participant (or the Participant’s beneficiaries) resulting from the terms or operation of this Agreement or the Plan.

22. Adjustment of Number of Shares, Etc. Subject to Section 3.4 of the Plan, if, after the Grant Date, the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, redesignation, reclassification, merger, consolidation, liquidation, split-up, reverse split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Committee may, in such manner as it deems equitable, adjust any or all of the number and type of Shares (or other securities or other property) subject to the Restricted Stock. Any such adjustment shall be final, binding and conclusive as to the Participant. Any such adjustment may provide for the elimination of fractional shares if the Committee shall so direct. In making any such adjustment, the Committee may consider any duplication of benefits resulting from any such possible adjustment with respect to the Restricted Stock in determining whether any such adjustment is equitable and warranted.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Participant	Chart Industries, Inc.

By:

Print Name:	Its:

Date:	Date:

EXHIBIT A

IRREVOCABLE STOCK POWER

KNOW ALL MEN BY THESE PRESENTS that for value received, the undersigned,                                                                   (the “Transferor”), does hereby transfer to Chart Industries, Inc., or its successor in interest (the “Transferee”),                              common shares, without par value, of Chart Industries, Inc., a Delaware corporation (the “Corporation”), which shares are represented by certificate number                             , and does hereby appoint the Transferee his true and lawful attorney, irrevocable for himself and in his name and stead, to assign, transfer and set over, all or any part of the shares of stock hereby transferred to the Transferee, and for that purpose, to make and execute all necessary acts of assignment and transfer, and one or more persons to substitute with like full power, hereby ratifying and confirming all that his said attorney, or substitute or substitutes will lawfully do by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand as of the          day of                             , 20    .

TRANSFEROR

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